Exhibit 15

Acknowledgment of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

American Eagle Outfitters, Inc.

We are aware of the incorporation by reference in the Registration Statement and in the related prospectus (Form S-3, Registration No. 333-68875) of American Eagle Outfitters, Inc. and in the Registration Statements (Form S-8) of American Eagle Outfitters, Inc. as follows:

•	1999 Stock Incentive Plan (Registration Nos. 333-34748 and 333-75188),

•	Employee Stock Purchase Plan (Registration No. 333-03278),

•	1994 Restricted Stock Plan (Registration No. 33-79358),

•	1994 Stock Option Plan (Registration Nos. 333-44759, 33-79358, and 333-12661),

•	Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (Registration No. 33-84796),

•	2005 Stock Award and Incentive Plan (Registration Nos. 333-126278 and 333-161661), and

•	2014 Stock Award and Incentive Plan (Registration No. 333-197050).

of our report dated August 27, 2015 relating to the unaudited consolidated interim financial statements of American Eagle Outfitters, Inc., that is included in its Form 10-Q for the quarter ended August 1, 2015.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

August 27, 2015